Exhibit 99.1

MoSys and Peraso Technologies Close Business Combination

Combined Company to Capitalize on Significant Growth Opportunities in 5G

Expected to Commence Trading on Nasdaq under the ticker symbol “PRSO” on December 20, 2021

SAN JOSE, CA. and TORONTO, ON, December 20, 2021 – MoSys, Inc. (NASDAQ: MOSY), a provider of semiconductor solutions that enable fast, intelligent data access for cloud, networking, security and communications systems, and Peraso Technologies Inc., a global leader in the development of 5G mmWave silicon devices, today announced the closing of their previously announced business combination. The combined, publicly traded company will operate under the name Peraso Inc. (“Peraso” or the “Company”), and its shares of common stock are expected to begin trading on the Nasdaq Capital Market on December 20, 2021 under the ticker symbol PRSO.

“This business combination is a significant milestone for both companies and our stockholders, creating a company positioned to capitalize on the significant growth opportunities in 5G, from the edge to the core and into the centralized cloud,” said Ron Glibbery, CEO of Peraso. “Leveraging our leadership positions in 5G millimeter wave and packet classification, the newly combined Peraso is now able to cross-sell into multiple business units across tier-1 networking and telecom customers with both hardware and software solutions targeting high-growth, multi-billion dollar end markets.”

Mr. Glibbery added, “As deployments of 5G networks are implemented globally, the effective use of wireless spectrum will be necessary to support expansion in fiber-like broadband. This exponential growth in data will require millimeter wave wireless access technologies, as well as intelligent packet inspection and accelerated data intelligence, to help facilitate traffic across the network. As a combined company, we can serve the needs of the entire ecosystem and play a more meaningful role in enabling new applications that leverage 5G.”

About Peraso Inc.

Peraso, Inc. (NASDAQ: PRSO) is a pioneer in high performance 5G mmWave wireless technology, offering chipsets, modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasotech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance, development of the events, objectives or goals, refinement of strategy, the expected synergies, and other financial benefits from the business combination, that are not otherwise historical facts, are forward-looking statements. The Company does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Peraso and MoSys are registered trademarks of Peraso in the U.S., Canada and/or other countries. The MoSys logo is a trademark of Peras0. All other marks mentioned herein are the property of their respective owners.

Investor Relations Contact:

Shelton Group

Leanne K. Sievers | Jeffrey Schreiner

512-243-8976

sheltonir@sheltongroup.com

Peraso Inc. Contact:

Jim Sullivan, CFO

Peraso Inc.

408-418-7500

jsullivan@mosys.com